Exhibit 99.1
Bath & Body Works Outlines Strategic Transformation for Sustainable Growth
and Reports 2025 Third Quarter Results

•Launches the Consumer First Formula with four strategic priorities to drive sustainable long-term growth
•Third-quarter net sales of $1.6 billion, down 1%. Earnings per diluted share of $0.37; Adjusted earnings per diluted share of $0.35
•Q4 and full-year 2025 guidance lowered reflecting current business trends and continuation of recent macro consumer pressures
COLUMBUS, Ohio – November 20, 2025 – Bath & Body Works, Inc. (NYSE: BBWI) today reported third quarter 2025 results.
Daniel Heaf, chief executive officer of Bath & Body Works, commented, “Today, we are excited to announce a comprehensive transformation plan to revitalize Bath & Body Works across brand, product, and marketplace. This plan, the Consumer First Formula, focuses our investments in our four largest revenue driving opportunities - creating disruptive and innovative product, reigniting our brand, winning in the marketplace, and operating with speed and efficiency. These initiatives aim to attract new, younger consumers to the brand and unlock our next era of growth.”
“Over the past six months, I have been deeply immersed in the business. I remain as confident as I was on my first day that Bath & Body Works possesses unique enduring strengths –an iconic American brand with loyal customers and a business model that generates healthy margins and cash flow. Our enduring strengths combined with our Consumer First Formula investments will create the engines required to drive sustainable long-term growth."”
“Our third quarter results were below expectations, and we are lowering our outlook for the remainder of the year reflecting current business trends and continuation of recent macro consumer pressures. While this is disappointing, we are acting swiftly and decisively to position the business for sustainable, long-term growth. Consumers will begin to see the benefits of these changes in the coming quarters, though it will take time for the impact to be reflected in our financial performance. While we have significant work ahead, I am confident in Bath & Body Works’ bright future and the immense opportunity in front of us.”
Strategic Transformation Plan
Our plan, called the Consumer First Formula, is focused on four key priorities where we see both immediate need and enormous opportunity.
1. Create Disruptive and Innovative Product
We will focus on reestablishing product leadership by creating innovative offerings focused on our core categories of body care, home fragrance, soaps, and sanitizers. Guided by deep consumer insights the company will deliver ingredient-led formulas, sensorial excellence, and elevated storytelling while simplifying our assortment to focus on trend-right innovation.
2. Reignite the Brand
We will work to reclaim our position as a cultural leader through bolder, more targeted brand moments and deeper creator advocacy. We will build enduring fragrance franchises around iconic scents, paired with elevated visual storytelling and social momentum across all consumer touchpoints.
3. Win in the Marketplace
We will acquire new consumers by meeting them where they are. Discovery will be effortless. We will continue to enhance our digital and in-store experiences, while expanding into new wholesale channels and marketplaces.
4. Operate with Speed and Efficiency
We will transform Bath & Body Works to be a faster and more efficient organization. Work has already begun, and we will continue to break down silos, speed up decision making and strengthen the agile operating model that makes this company great. Future growth will be funded through continued operational discipline. We have plans to deliver

$250 million in cost savings over two years, with over half identified for 2026. These savings will be used to invest in revenue generating initiatives across product and brand.

Third Quarter 2025 Results
The company reported net sales of $1,594 million for the quarter ended November 1, 2025, a decrease of 1% compared to net sales of $1,610 million for the quarter ended November 2, 2024.
Earnings per diluted share were $0.37 for the third quarter of 2025, compared to $0.49 last year. Third quarter operating income was $161 million compared to $218 million last year, and net income was $77 million compared to $106 million last year.
Reported third quarter 2025 results included an $8 million pre-tax gain ($6 million after-tax) associated with the sale of a non-core asset. Excluding this item, adjusted earnings per diluted share for the third quarter of 2025 was $0.35 and adjusted net income was $71 million.
At the conclusion of this press release is a reconciliation of reported‐to‐adjusted results, including a description of the adjusted items.
2025 Guidance
The company expects fourth quarter 2025 net sales to be down high single digits, compared to $2,788 million in the fourth quarter of 2024. Fourth quarter 2025 earnings per diluted share is expected to be at least $1.70, compared to $2.09 in the fourth quarter of 2024. Our fourth quarter guidance reflects the continuation of recent negative macro consumer sentiment weighing heavily on our consumers’ purchase intent. Additionally, our fourth quarter 2025 outlook includes the anticipated impact of all tariff rates currently in effect and levied by the U.S. government and other countries.
The company is revising its full-year 2025 net sales guidance from 1.5 % to 2.7% growth to a decline of low single digits, compared to $7,307 million in fiscal 2024. Full-year 2025 earnings per diluted share is now expected to be at least $2.83, compared to earnings per diluted share of $3.61 in fiscal 2024. Full-year 2025 adjusted earnings per diluted share is now expected to be at least $2.87, compared to adjusted earnings per diluted share of $3.29 in fiscal 2024. The company’s full-year guidance includes the anticipated impact of all tariff rates as referenced above. The company’s full-year guidance also includes the anticipated impact of $400 million of cash deployed towards share repurchases. We now expect to generate free cash flow of approximately $650 million for full-year 2025.
For a reconciliation of our reported GAAP to adjusted non-GAAP earnings per diluted share for fiscal 2024, refer to our Annual Report on Form 10-K, filed with the SEC on March 14, 2025.
Earnings Call and Additional Information
Bath & Body Works, Inc. will conduct its third quarter earnings call at 8:30 a.m. ET on November 20. To listen, call 877-407-9219 (international dial-in number: 412-652-1274). For an audio replay, call 877-660-6853 (international replay number: 201-612-7415); access code 13756535 or log onto www.BBWInc.com. A slide presentation has been posted on the company’s Investor Relations website that summarizes certain information in the company‘s prepared remarks from the earnings call as well as some additional facts and figures regarding the company’s operating performance and guidance.
ABOUT BATH & BODY WORKS
Home of America’s Favorite Fragrances®, Bath & Body Works is a global leader in personal care and home fragrance, including top-selling collections for fine fragrance mist, body lotion and body cream, 3-wick candles, home fragrance diffusers and liquid hand soap. Powered by agility and innovation, the company’s predominantly U.S.-based supply chain enables it to deliver quality, on-trend luxuries at affordable prices. Bath & Body Works serves and delights customers however and wherever they want to shop, from welcoming, in-store experiences at 1,934 company-operated Bath & Body Works locations in the U.S. and Canada, 544 international franchised locations and an online storefront at bathandbodyworks.com (as of November 1, 2025).
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our Company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “target,” “goal” and any similar expressions may identify forward-looking statements. There are risks, uncertainties and other factors that in some cases have affected and, in the future, could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this report or otherwise made by the Company or our management. These factors can be found in Item 1A. Risk Factors in our 2024 Annual Report on Form 10-K and our subsequent filings.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
We announce material financial and operational information using our investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about the Company, our business and our results of operations may also be announced by posts on our accounts on social media channels, including the following: Facebook, Instagram, X, LinkedIn, Pinterest, TikTok and YouTube. The information that we post through these social media channels and on our website may be deemed material. As a result, we encourage investors, the media and others interested in the Company to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. The list of social media channels we use may be updated from time to time on our investor relations website.

For further information, please contact:

Bath & Body Works, Inc.:
Luke Long
InvestorRelations@bbw.com

Media Relations
Emmy Beach
Communications@bbw.com

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Third Quarter		Year-to-Date
	2025	2024	2025	2024
Net Sales	$1,594	$1,610	$4,567	$4,520
Costs of Goods Sold, Buying and Occupancy	(936)	(910)	(2,622)	(2,587)
Gross Profit	658	700	1,945	1,933
General, Administrative and Store Operating Expenses	(497)	(482)	(1,418)	(1,345)
Operating Income	161	218	527	588
Interest Expense	(68)	(77)	(208)	(236)
Other Income, Net	10	4	25	65
Income Before Income Taxes	103	145	344	417
Provision for Income Taxes	(26)	(39)	(98)	(72)
Net Income	$77	$106	$246	$345

Net Income per Diluted Share	$0.37	$0.49	$1.17	$1.55

Weighted Average Diluted Shares Outstanding	206	219	211	223

BATH & BODY WORKS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	November 1, 2025	November 2, 2024
ASSETS
Current Assets:
Cash and Cash Equivalents	$236	$191
Accounts Receivable, Net	169	200
Inventories	1,251	1,178
Easton Assets Held for Sale	81	—
Other	144	151
Total Current Assets	1,881	1,720
Property and Equipment, Net	1,142	1,158
Operating Lease Assets	967	1,029
Goodwill	628	628
Trade Name	165	165
Deferred Income Taxes	132	143
Other Assets	74	141
Total Assets	$4,989	$4,984
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$781	$510
Accrued Expenses and Other	558	547
Current Debt	—	314
Current Operating Lease Liabilities	193	188
Income Taxes	21	16
Total Current Liabilities	1,553	1,575
Deferred Income Taxes	23	45
Long-term Debt	3,890	3,883
Long-term Operating Lease Liabilities	897	969
Other Long-term Liabilities	218	260
Total Equity (Deficit)	(1,592)	(1,748)
Total Liabilities and Equity (Deficit)	$4,989	$4,984

BATH & BODY WORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-to-Date
	2025	2024
Operating Activities:
Net Income	$246	$345
Adjustments to Reconcile Net Income to Net Cash Provided by (Used for) Operating Activities:
Depreciation of Long-lived Assets	191	211
Share-based Compensation Expense	25	31
Gain on Sale of Non-core Asset	(8)	—
Gain on Sales of Easton Investments	—	(39)
Deferred Income Taxes	(1)	(103)
Changes in Assets and Liabilities:
Accounts Receivable	36	24
Inventories	(516)	(470)
Accounts Payable, Accrued Expenses and Other	390	65
Income Taxes Payable	(124)	(124)
Other Assets and Liabilities	(14)	(9)
Net Cash Provided by (Used for) Operating Activities	225	(69)

Investing Activities:
Capital Expenditures	(174)	(166)
Proceeds from Sale of Non-core Asset	9	—
Proceeds from Sales of Easton Investments, Net of Fees Paid	—	40
Other Investing Activities	(2)	12
Net Cash Used for Investing Activities	(167)	(114)

Financing Activities:
Payments for Long-term Debt	—	(202)
Repurchases of Common Stock	(344)	(349)
Dividends Paid	(126)	(134)
Tax Payments related to Share-based Awards	(8)	(16)
Payments of Finance Lease Obligations	(11)	(13)
Other Financing Activities	(8)	4
Net Cash Used for Financing Activities	(497)	(710)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	1	—
Net Decrease in Cash and Cash Equivalents	(438)	(893)
Cash and Cash Equivalents, Beginning of Year	674	1,084
Cash and Cash Equivalents, End of Period	$236	$191

BATH & BODY WORKS, INC.
Third Quarter 2025

Total Sales (In millions):

	Third Quarter			Year-to-Date
	2025	2024	% Change	2025	2024	% Change
Stores - U.S. and Canada (a)	$1,222	$1,220	0.2%	$3,529	$3,425	3.0%
Direct - U.S. and Canada	299	321	(7.0%)	815	879	(7.3%)
International (b)	73	69	6.1%	223	216	3.5%
Total Bath & Body Works	$1,594	$1,610	(1.0%)	$4,567	$4,520	1.1%
________________
(a)        Results include fulfilled buy online pick up in store orders.
(b)    Results include royalties associated with franchised stores and wholesale sales.

Total Company-operated Stores:

	Stores			Stores
	2/1/2025	Opened	Closed	11/1/2025
United States	1,782	73	(34)	1,821
Canada	113	—	—	113
Total Bath & Body Works	1,895	73	(34)	1,934

Total Partner-operated Stores:

	Stores			Stores
	2/1/2025	Opened	Closed	11/1/2025
International	494	35	(21)	508
International - Travel Retail	35	3	(2)	36
Total International (a)	529	38	(23)	544
________________
(a)        Includes store locations only and does not include kiosks, shop-in-shops, gondola or beauty counter locations.

BATH & BODY WORKS, INC.
ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(Dollars in millions, except per share amounts)

	Third Quarter		Year-to-Date
	2025	2024	2025	2024
Reconciliation of Reported Operating Income to Adjusted Operating Income
Reported Operating Income	$161	$218	$527	$588
Leadership Transition Costs	—	—	15	—
Adjusted Operating Income	$161	$218	$542	$588

Reconciliation of Reported Tax Rate to Adjusted Tax Rate
Reported Tax Rate	25.3%	26.7%	28.5%	17.2%
Tax Rate Impact of Leadership Transition Costs	—	—	(0.7)	—
Tax Rate Impact of Gain on Sale of Non-core Asset	0.1	—	—	—
Tax Rate Impact of Gain on Sales of Easton Investments	—	—	—	(0.9)
Tax Rate Impact of Valuation Allowance Release	—	—	—	10.5
Adjusted Tax Rate	25.4%	26.7%	27.8%	26.8%

Reconciliation of Reported Net Income to Adjusted Net Income
Reported Net Income	$77	$106	$246	$345
Leadership Transition Costs	—	—	15	—
Gain on Sale of Non-core Asset	(8)	—	(8)	—
Gain on Sales of Easton Investments	—	—	—	(39)
Tax Effect of Adjustments	2	—	1	14
Tax Benefit from Valuation Allowance Release	—	—	—	(44)
Adjusted Net Income	$71	$106	$254	$276

Reconciliation of Reported Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share
Reported Net Income Per Diluted Share	$0.37	$0.49	$1.17	$1.55
Leadership Transition Costs	—	—	0.07	—
Gain on Sale of Non-core Asset	(0.04)	—	(0.04)	—
Gain on Sales of Easton Investments	—	—	—	(0.18)
Tax Effect of Adjustments	0.01	—	—	0.06
Tax Benefit from Valuation Allowance Release	—	—	—	(0.20)
Adjusted Net Income Per Diluted Share	$0.35	$0.49	$1.20	$1.24

See Notes to Adjusted Financial Information.

BATH & BODY WORKS, INC.
FORECASTED ADJUSTED FINANCIAL INFORMATION
(Unaudited)
(In millions, except per share amounts)

Full-Year
2025

Reconciliation of Forecasted Net Income Per Diluted Share to Forecasted Adjusted Net Income Per Diluted Share
Forecasted Net Income Per Diluted Share	$2.83
Leadership Transition Costs, Net of Tax	0.07
Gain on Sale of Non-core Asset, Net of Tax	(0.03)
Forecasted Adjusted Net Income Per Diluted Share	$2.87

Reconciliation of Forecasted Net Cash Provided by Operating Activities to Forecasted Free Cash Flow
Forecasted Net Cash Provided by Operating Activities	$890
Forecasted Capital Expenditures	(240)
Forecasted Free Cash Flow	$650

See Notes to Adjusted Financial Information.

BATH & BODY WORKS, INC.
NOTES TO ADJUSTED FINANCIAL INFORMATION
(Unaudited)

The adjusted financial information should not be construed as an alternative to the results determined in accordance with generally accepted accounting principles. Further, the company’s definitions of adjusted income information may differ from similarly titled measures used by other companies. Management believes that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. While it is not possible to predict future results, management believes the adjusted financial information is useful for the assessment of the operations of the company because the adjusted items are not indicative of the company’s ongoing operations due to their size and nature. Additionally, management uses adjusted financial information as key performance measures for the purpose of evaluating performance internally. The adjusted financial information should be read in conjunction with the company’s historical financial statements and notes thereto contained in the company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.
The “Adjusted Financial Information” provided in the attached reflects the following non-GAAP financial measures:
Fiscal 2025
In the third quarter of 2025, adjusted results excludes the following:
•An $8 million pre-tax gain ($6 million net of tax of $2 million), included in other income, net, related to the sale of a non-core asset.
In the second quarter of 2025, adjusted results excludes the following:
•Aggregate pre-tax costs of $15 million ($14 million net of tax of $1 million), included in general, administrative and store operating expenses, due to the transition of certain members of the leadership team, primarily related to severance benefits.
There were no adjustments to results in the first quarter of 2025.
Full-year 2025 Forecasted Adjusted Net Income per Diluted Share excludes the adjustments referenced above.
Fiscal 2024
There were no adjustments to results in the third quarter of 2024.
In the second quarter of 2024, adjusted results excludes the following:

•Aggregate pre-tax gains of $39 million ($25 million net of tax of $14 million), included in other income, net, related to the sales of certain Easton investments.
•A $44 million tax benefit related to the release of a valuation allowance on a deferred tax asset.
There were no adjustments to results in the first quarter of 2024.
Forecasted Free Cash Flow
Our Forecasted Free Cash Flow is defined as Forecasted Net Cash Provided by Operating Activities less our Forecasted Capital Expenditures. Our Forecasted Free Cash Flow is a non-GAAP financial measure which we believe is useful to analyze our anticipated ability to generate cash. Our Forecasted Free Cash Flow calculation may not be comparable to similarly-titled measures reported by other companies. Our Forecasted Free Cash Flow should be evaluated in addition to, and not considered a substitute for, other GAAP financial measures.